United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A INFORMATION

Consent Revocation Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☐

Filed by a party other than the Registrant   ☒

Check the appropriate box:

☒ Preliminary Consent Revocation Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (2))

☐ Definitive Consent Revocation Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

SILVER STAR PROPERTIES REIT, INC.

(Name of Registrant as specified in its Charter)

Allen R. Hartman

Hartman XX Holdings, Inc.

Hartman vREIT XXI, Inc.

Hartman Family Protection Trust

LISA HARTMAN

Charlotte Hartman

VICTORIA HARTMAN MASSEY

MARGARET HARTMAN

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CONSENT REVOCATION STATEMENT

BY THE HARTMAN GROUP IN OPPOSITION TO A CONSENT SOLICITATION

BY THE BOARD OF DIRECTORS OF SILVER STAR PROPERTIES REIT, INC.

This Consent Revocation Statement is furnished by Allen R. Hartman (“Hartman”), director of Silver Star Proprties REIT, Inc. (the “Company” or “Silver Star”), and certain other stockholders, including Mr. Hartman’s affiliates, Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and Lisa Hartman, as well as Mr. Hartman’s adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman (collectively, the “Hartman Group”), to the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (“common stock”), in connection with the Hartman Group’s opposition to the solicitation (the “Consent Solicitation”) of written stockholder consents by the Board of Directors of the Company (the “Board”). The Hartman Group holds, collectively, 14.93% of the issued and outstanding shares of the Company’s common stock as of November 16, 2023.

On November 29, 2023, the Board filed definitive consent solicitation materials with the Securities and Exchange Commission (the “SEC”), seeking stockholder consents, in lieu of an annual meeting of stockholders for the 2023 fiscal year, in respect of the following proposals:

Proposal #1:	Elect Gerald W. Haddock, Jack I. Tompkins, and James S. Still as directors to serve until the 2024 Annual Meeting of Stockholders of the Company;
Proposal #2:	Withdrawn;
Proposal #3:	Conduct an advisory consent approving the compensation of the Company’s Named Executive Officers; and
Proposal #4:	Conduct an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

The Hartman Group opposes the Consent Solicitation, and has particular concerns about the proposal that the stockholders re-elect Messrs. Gerald W. Haddock, Jack I. Tompkins, and James S. Still to the Board. The Hartman Group believes that the Consent Solicitation is not permitted by the Company’s charter or the General Corporation Law of the State of Maryland (“Maryland law”) and has been undertaken by the Board in an attempt to avoid giving stockholders the opportunity to vote in director elections at an annual meeting of stockholders. The Hartman Group believes that the Company is legally required to hold an annual meeting of stockholders, at which stockholders could have the opportunity to consider both the Board’s director nominees and other nominees to be proposed by the stockholders themselves, who may have a different strategic vision for the Company. Despite its belief that the Consent Solicitation is not permitted, it has determined to undertake this consent revocation so that stockholders have an opportunity to consider all information on this matter.

The Hartman Group opposes the Consent Solicitation by the Company. The Hartman Group is committed to acting in the best interests of all Company stockholders.

THE HARTMAN GROUP URGES YOU NOT TO SIGN THE WHITE CONSENT CARD SENT TO YOU BY THE COMPANY OR TO PROVIDE YOUR CONSENT BY TELEPHONE OR INTERNET, BUT INSTEAD TO REVOKE YOUR CONSENT BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED HEREIN.

The Board set November 16, 2023 as the record date (the “Record Date”) for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Consent Solicitation. Only stockholders of record as of the close of business on November 16, 2023 may execute, withhold or revoke consents with respect to the Consent Solicitation.

If your shares are registered directly in your name with the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.   There are three ways you can revoke your consent:

•	you may revoke your consent over the Internet by going to [ ] and entering your control number that appears in the consent revocation materials you receive by mail;

•	you may revoke your consent by telephone by calling [ ] and following the recorded instructions (if you revoke your consent by telephone, you will also need your control number); or

•	you may revoke your consent by filling out the consent revocation card accompanying the copy of this consent revocation statement you receive by mail and sending it back in the envelope provided.

Persons beneficially owning shares of the Company’s common stock (but not holders of record), such as persons whose ownership of the Company’s common stock is through a broker, bank or other financial institution, should contact such broker, bank or financial institution and instruct such person to execute the blue  Consent Revocation Card on their behalf to withhold or revoke their consents.

If you have previously signed and returned the white consent card, you have every right to change your mind and revoke your consent. Whether or not you have signed the white consent card, we urge you to revoke your consent. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will demonstrate support for the Hartman Group’s positions with respect to the proposals in the Consent Solicitation. Regardless of the number of shares you own, your consent revocation is important. Please act today.

This Consent Revocation Statement and the enclosed blue Consent Revocation Card are first being mailed to stockholders on or about January [__], 2024.

If you have any questions about giving your consent revocation or require assistance, please contact:

19 Old Kings Highway S. – Suite 130

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

BACKGROUND OF THE CONSENT SOLICITATION

Mr. Hartman is the former Chief Executive Officer of the Company, and he is currently a director of the Company. He transitioned from the role of Chief Executive Officer to Executive Chairman on October 14, 2022; between October 14, 2022 and March 10, 2023, he served as Executive Chairman until he was removed by the Board. Mr. Hartman owns shares of the Company’s common stock directly and indirectly through the certain members of the Hartman Group. His adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman also separately own shares of the Company’s common stock; however, they report together with Mr. Hartman and his affiliates as a group for the purposes of filings on Schedule 13D. Mr. Hartman, together with his affiliated members of the Hartman Group, owns an aggregate of 13.14% of the Company’s outstanding common stock; as such, he is the Company’s largest stockholder. The Hartman Group, collectively, holds an aggregate of 14.93% of the Company’s outstanding common stock.

The Hartman Group believes stockholders should have a choice between the director slate proposed by the Board and a slate that would support a liquidation of the Company. Mr. Hartman and other members of the Hartman Group have been attempting since July 2023 to cause the Company to hold an annual meeting of stockholders for the election of directors so that stockholders can have a choice. If an annual meeting of stockholders were to be held, the Hartman Group intends to nominate an opposing director slate that would support the liquidation of the Company.

The Hartman Group has acted out of a sense of urgency arising from the fact that, per the Company’s charter, the Company was required to be liquidated and wound up if, within 10 years of the termination of the Company’s initial public offering, the Board had not caused the Company’s common stock to be listed or quoted for trading on an established securities exchange, unless the Board had obtained the approval of a majority of the Company’s stockholders, voting at a stockholder meeting, to defer liquidation or approve an alternate strategy. The 10-year period expired on April 15, 2023, without any of the conditions to the Company’s continued operation having been satisfied. The Hartman Group is concerned that the Board has not commenced liquidating the assets and winding up the affairs of the Company, and has, instead, announced plans to adopt a new self-storage strategy without obtaining stockholder consent and has begun implementing that new strategy.

The following summarizes the contentious interactions between the Hartman Group and the Company since the Hartman Group first asked the Company about an annual meeting of stockholders.

•	In July 2023, Mr. Hartman inquired of the Company when it would hold an annual meeting. In subsequent inquiries, Mr. Hartman continued to ask for confirmation that an annual meeting would be held, but the Board refused to confirm.

•	On August 18, 2023, the Company adopted a “poison pill”.

•	On August 25, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed a Complaint in the Circuit Court for Baltimore City, Maryland, Case No. 24C23003722 (the “Maryland Litigation”), against the Company, and Gerald W. Haddock, James S. Still, Jack I. Tompkins, in their capacities as members of the Board’s Executive Committee, seeking an order compelling the defendants to schedule an annual meeting of the Company’s stockholders at which directors could be elected.

•	On August 28, 2023, Messrs. Haddock, Still, and Tompkins, acting through the Executive Committee, adopted an amendment to the Company’s Bylaws purporting to enable stockholders to act by majority written consent, including to elect directors, in lieu of a meeting (the “Initial Bylaw Amendment”). The Initial Bylaw Amendment was disclosed by the Company in is Current Report on Form 8-K filed on August 30, 2023.

•	On October 6, 2023, the Company filed a Complaint in the United States District Court for the District of Maryland, Case No. 23-cv-02720 (the “Federal Litigation”), against the Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman, alleging a violation of federal securities laws by: (1) the failure to file a Schedule 13D with the SEC, (2) soliciting proxies for the election of Company directors prior to the filing of a proxy statement; and (3) making false statements to the Company’s stockholders.

•	Also on October 6, 2023, the Company filed a motion for a preliminary injunction against Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman violating the federal securities laws.

•	On October 19, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed an Amended Complaint, wherein they added claims to the Maryland Litigation: (1) seeking declaratory and related equitable relief that the Initial Bylaw Amendment is unlawful and unenforceable either because it was passed in bad faith and or violates Maryland law; and (2) requiring the Company and the Executive Committee to provide Mr. Hartman and Hartman vREIT XXI, Inc. with a stockholder list to which they are entitled pursuant to § 2-513(b) of the Maryland General Corporations Code, but which the Company and Executive Committee had refused to provide.

•	On October 25, 2023, the Board adopted a second amendment to the Bylaws (the “Replacement Bylaw Amendment”), in substitution for the Initial Bylaw Amendment, upon realizing that the Executive Committee was prohibited by Maryland law from adopting bylaw amendments.

•	On November 10, 2023, Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman filed an Answer in the Federal Litigation, denying any proxies had been solicited or false statements had been made, and asserting that a Schedule 13D had been filed thereby mooting any claim based on the failure to do so.

•	Also on November 10, 2023, Mr. Hartman, Hartman vREIT XXI, Inc. and Lisa Hartman filed an opposition to the Company’s motion for preliminary injunction supported by affidavits. The Company’s reply brief in support of its motion for a preliminary injunction has to be filed on or before December 22, 2023. The court has not set any hearing dates.

•	On November 22, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed a Second Amended Complaint in the Maryland Litigation, wherein they added a claim seeking declaratory and related equitable relief that the Company’s corporate charter requires the Company to sell its assets and wind down because more than 10 years have lapsed since the conclusion of the Company’s initial public offering without it becoming publicly traded.

•	On December 4, 2023, Mr. Hartman and Hartman vREIT XXI, Inc. filed a Motion for a Temporary Restraining Order (“TRO”): (1) enjoining the Company and the Executive Committee from continuing their efforts to conduct a consent solicitation of directors; (2) requiring the Company and the Executive Committee to provide Maryland Plaintiffs with a copy of the Company’s stockholder list; and (3) scheduling a hearing on a preliminary injunction prior to the expiration of a TRO.

•	On December 7, 2023, the Company and the Executive Committee answered the Second Amended Complaint in the Maryland Litigation denying that Mr. Hartman and Hartman vREIT XXI, Inc. are entitled to any relief and raising numerous affirmative defenses. The case has been specially assigned to a Judge on the Business and Technology Track.

•	On December 14, 2023, the Company filed a Response to Mr. Hartman and Hartman vREIT XXI, Inc.’s request for a TRO.

•	Also on December 14, 2023, the Company initiated further legal proceedings against all members of the Hartman Group in the District Court of Harris County, Texas, 334th Judicial District, Case no. 2023-85765.

•	On December 18, 2023, the Court held a hearing on the Motion for a TRO.

•

By written decision on December 21, 2023, the court required Silver Star to provide a stockholder list to plaintiffs by December 22, 2023 at 5 p.m., held under advisement all other matters, and indicated it would set a hearing on a preliminary injunction before the expiration of the consent solicitation period.

The Hartman Group emphasizes to stockholders that the validity of the Consent Solicitation remains at issue in the Maryland Litigation, and reiterates our position that the Consent Solicitation does not represent a valid director election method under the Company’s charter or Maryland law. Nevertheless, as the litigation of this issue remains ongoing, the Hartman Group is pressing forward with seeking your consent revocations as a means of making every effort to prevent the re-election, or purported re-election, of Messrs. Haddock, Tompkins, and Still.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT REVOCATION STATEMENT

The following are some questions you, as a stockholder of the Company, may have, and answers to those questions. The following is not meant to be a substitute for information contained in the remainder of this consent revocation statement, and the information below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this consent revocation statement. The Hartman Group urges you to carefully read this entire consent revocation statement (including the appendices hereto) prior to making any decision on whether to revoke or grant any consent.

Q: WHO IS MAKING THIS SOLICITATION?

A: The Hartman Group, which, collectively, owns approximately 14.93% of the Company’s outstanding common stock as of the date hereof, is making this consent revocation solicitation. The Hartman Group is comprised of Allen R. Hartman, a director and the former Chief Executive Officer of the Company; his affiliates, including Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and his spouse Lisa Hartman; and his adult daughters, Charlotte Hartman, Victoria Harman Massey, and Margaret Hartman. The members of the Hartman Group executed a Joint Filing Agreement in which they agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the shares of common stock to the extent required by applicable law.

Q: WHAT ARE WE ASKING YOU TO DO?

A: You are being asked to revoke any consent that you may have previously delivered in support of the proposals described in the Consent Solicitation. In particular, we ask you to revoke any consent that you may have given in respect of the following proposals:

Proposal #1:	Elect Gerald W. Haddock, Jack I. Tompkins, and James S. Still to serve as directors until the 2024 Annual Meeting of Stockholders of the Company; and
Proposal #3:	Conduct an advisory consent approving the compensation of the Company’s Named Executive Officers.

We take no position on Proposal #4, which requests an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Q: IF I HAVE ALREADY DELIVERED A CONSENT, IS IT TOO LATE FOR ME TO CHANGE MY MIND?

A: No. Unless and until the requisite number of duly executed, unrevoked consents are delivered to the Company in accordance with Maryland law and the Company’s organizational documents, the consents will not be effective. At any time prior to the consents becoming effective, you have the right to revoke your consent by Internet, telephone, or mail, as discussed below.

Q: WHAT IS THE EFFECT OF DELIVERING A CONSENT REVOCATION CARD?

A: By revoking your consent by Internet, telephone, or mail, as discussed in the following question, you will revoke any earlier-dated consent that you may have delivered to the Company. Although submitting a consent revocation will not have any legal effect if you have not previously submitted a consent card, it will help us keep track of the progress of the consent process. Regardless of the number of shares you own, your consent revocation is important. Please act today.

Q: WHAT SHOULD I DO TO REVOKE MY CONSENT?

A: Stockholders of Record. If your shares are registered directly in your name with the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.   There are three ways you can revoke your consent:

•                     you may revoke your consent over the Internet by going to [               ] and entering your control number that appears in the consent revocation materials you receive by mail;

•                     you may revoke your consent by telephone by calling [               ] and following the recorded instructions (if you revoke your consent by telephone, you will also need your control number); or

•                     you may revoke your consent by filling out the consent revocation card accompanying the copy of this consent revocation statement you receive by mail and sending it back in the envelope provided.

Beneficial owner of shares held in “street name.” If you beneficially own shares of the Company’s common stock through a broker, bank or other nominee, you should contact such broker, bank or other nominee for instructions on how to revoke your consent. You must follow the consent instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee to revoke your consent. Beneficial owners of shares should generally be able provide consent by returning the Consent Revocation Card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the consent process of your broker, bank or other nominee.

Q: WHAT HAPPENS IF I DO NOTHING?

A: If you previously marked, signed, dated and mailed a white consent card, and you do not revoke your consent, then the votes you indicated on the Company’s consent card will stand.

Q: WHAT IS THE HARTMAN GROUP’S POSITION WITH RESPECT TO THE COMPANY’S PROPOSALS?

A: The Hartman Group believes that the Company’s Proposal #1(Director Election Proposal) and Proposal #3 (Compensation Proposal) are not in the best interests of the Company’s stockholders and that stockholders should reject such proposals. The Hartman Group’s reasons and recommendations are contained in the section entitled “Reasons to Reject the Consent Solicitation Proposals.”

We take no position on Proposal #4, which requests an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers.

Q: WHAT DOES THE HARTMAN GROUP RECOMMEND?

A: The Hartman Group strongly believes that the Consent Solicitation being undertaken by the Company is not in the best interests of the Company’s stockholders. The Hartman Group opposes the Consent Solicitation and urges stockholders to reject Proposals #1 and #3 set forth therein and revoke any consent previously submitted in respect of such proposals.

Q: WHO IS ENTITLED TO CONSENT, WITHHOLD CONSENT OR REVOKE A PREVIOUSLY GIVEN CONSENT WITH RESPECT TO THE COMPANY’S PROPOSALS?

A: Only stockholders of record of the Company’s common stock on November 16, 2023 are entitled to consent, withhold consent or revoke a previously given consent with respect to the Company’s proposals.

Q: WHO SHOULD I CALL IF I HAVE QUESTIONS ABOUT THIS CONSENT REVOCATION STATEMENT?

A: Please call Investorcom toll-free at (877) 972-0090.

DESCRIPTION OF THE CONSENT SOLICITATION

As set forth in his consent solicitation materials filed with the SEC by the Company, the Board is seeking your consent for the following proposals (the “Board Proposals”):

(1)	Elect Gerald W. Haddock, Jack I. Tompkins, and James S. Still to serve as directors until the 2024 Annual Meeting of Stockholders of the Company (the “Director Election Proposal”);

(2)	Withdrawn;

(3)	Conduct an advisory consent approving the compensation of the Company’s Named Executive Officers (the “Compensation Proposal”); and

(4)	Conduct an advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers (the “Advisory Votes Proposal”).

We note that if Proposal #1 (Director Election Proposal) passes, Mr. Hartman would be removed from the Board.

The Hartman Group believes that the principal purpose for the Consent Solicitation is to hold director elections without calling an annual meeting of stockholders. We believe an annual meeting is the proper forum for stockholders to consider distinct director slates, including those proposed by the Board and those provided by the stockholders. Only in such a forum can stockholders have a meaningful choice with respect to the Company’s leadership and direction. In attempting to conduct director elections via the Consent Solicitation, the Board is depriving stockholders of this choice at a crucial time for the Company, when its continuance and future strategy, if any, are at issue.

THE CONSENT PROCEDURE

BACKGROUND

The Board set November 16, 2023 as the Record Date for the determination of the Company’s stockholders who are entitled to execute, withhold or revoke consents relating to the Consent Solicitation. As of the Record Date, there were 35,109,523 shares of the Company’s common stock outstanding, each entitled to one consent.

Only stockholders of record as of the close of business on the Record Date are eligible to execute, withhold or revoke consents in connection with the Consent Solicitation.

EFFECTIVENESS OF CONSENTS

Although the Hartman Group disputes that consents granted pursuant to the Consent Solicitation would be valid, it is the Company’s position that, in order to approve the Board Proposals, stockholders holding a majority of the Company’s common stock must provide their consent by 5:00 p.m., Eastern Time, on January 29, 2024. The Company’s position is that, once the Company receives the requisite number of consents, the solicitation process will end and the proposals shall be approved. Notwithstanding the foregoing, the Company has stated that its consent solicitation process shall not end prior to January 8, 2024.

BECAUSE THE BOARD PROPOSALS COULD BECOME EFFECTIVE BEFORE JANUARY 29, 2024, WE URGE YOU TO ACT PROMPTLY TO REVOKE YOUR CONSENT AS SOON AS POSSIBLE.

EFFECT OF CONSENT REVOCATION

A stockholder may revoke any previously signed consent. If your shares are registered directly in your name with the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.   There are three ways you can revoke your consent:

If your shares are registered directly in your name with the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.   There are three ways you can revoke your consent:

•                     you may revoke your consent over the Internet by going to [               ] and entering your control number that appears in the consent revocation materials you receive by mail;

•                     you may revoke your consent by telephone by calling [               ] and following the recorded instructions (if you revoke your consent by telephone, you will also need your control number); or

•                     you may revoke your consent by filling out the consent revocation card accompanying the copy of this consent revocation statement you receive by mail and sending it back in the envelope provided.

Unless you specify otherwise, you will be deemed to have revoked your consent to all of the Board proposals.

Any consent revocation may itself be revoked by marking, signing, dating and delivering a written revocation of your Consent Revocation Card to the Hartman Group or the Company.

If you beneficially own shares of the Company’s common stock through a broker, bank or other nominee, you are not entitled to vote such shares directly. Rather, you should contact such broker, bank or other nominee for instructions on how to revoke your consent. You must follow the consent instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee to revoke your consent. Beneficial owners of shares should generally be able provide consent by returning the Consent Revocation Card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the consent process of your broker, bank or other nominee.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE COMPANY. TO DO SO, YOU NEED ONLY SUBMIT YOUR CONSENT VIA THE INTERNET, PHONE, OR MAIL AS DESCRIBED HEREIN.

The Hartman Group has retained Investorcom to assist it in communicating with stockholders in connection with the Consent Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your blue Consent Revocation Card or any other questions, Investorcom will be pleased to assist you. You may call Investorcom toll-free at (877) 972-0090.

You should carefully review this Consent Revocation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You are urged not to sign or return any white consent cards. Instead, reject the solicitation efforts of the Board by promptly submitting your consent revocation by Internet, phone or mail as described herein.

SOLICITATION OF CONSENT REVOCATIONS

COST AND METHOD

The cost of the solicitation of revocations of consent will be borne by the Hartman Group. The Hartman Group estimates that the total expenditures relating to the Hartman Group’s consent revocation solicitation (other than salaries and wages of officers and employees) will be approximately $150,000, of which approximately $50,000 has been incurred as of the date hereof. In addition to solicitation by mail, directors, officers and other employees of the Hartman Group may, without additional compensation, solicit revocations by mail, in person or by telephone.

The Hartman Group has retained Investorcom as solicitors, at an estimated fee of approximately $20,000, plus expenses incurred on the Hartman Group’s behalf, to assist in the solicitation of revocations. The Hartman Group will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Hartman Group’s consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of the Company’s common stock. Investorcom has advised that approximately 25 of its employees will be involved in the solicitation of revocations on behalf of the Hartman Group. In addition, certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

INFORMATION REGARDING THE PARTICIPANTS IN THIS CONSENT REVOCATION SOLICITATION

Each of Allen R. Hartman, director of the Company; his affiliates, Hartman XX Holdings, Inc., Hartman vREIT XXI, Inc., Hartman Family Protection Trust, and his spouse Lisa Hartman; and Mr. Hartman’s adult daughters, Charlotte Hartman, Victoria Hartman Massey, and Margaret Hartman are participants in this solicitation of consent revocations.

As of the close of business on the Record Date, the participants may be deemed to “beneficially own” (within the meaning of Rule 13d-3 or Rule 16a-1 under the Exchange Act), in the aggregate, 5,241,860 shares of common stock, representing approximately 14.93% of the Company’s outstanding shares of common stock. The percentages used herein are based upon 35,109,523 shares of common stock outstanding as of the Record Date. On October 4, 2023, the participants executed a Joint Filing Agreement in which the participants agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to their shares of common stock to the extent required by applicable law.

No part of the purchase price or market value of the securities of the Company owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Except as disclosed in this Consent Revocation Statement, no participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

The business address of each participant is 11211 Katy Freeway, Suite 309, Houston, Texas 77079. Each participant’s present principal occupation, employment or activity is set forth below:

Name	Principal Occupation/Employment/Activity
Allen R. Hartman	Chief Executive Officer of Hartman vREIT, Inc.
Hartman XX Holdings, Inc.	Seeding the initial investment in the Company
Hartman vREIT, Inc.	The acquisition, development and operation of a diverse portfolio of value-oriented commercial properties, including office, retail, industrial and warehouse properties, located primarily in Texas
Hartman Family Protection Trust	Holding various investments for the benefit of its beneficiaries
Lisa Hartman	Homemaker
Charlotte Hartman	Student
Victoria Hartman Massey	Homemaker
Margaret Hartman	Chief Operating Officer of Hartman vREIT XXI, Inc.

Please refer to Appendix A “Recent Trading History of Participants in this Consent Revocation Solicitation” and Appendix B “Security Ownership of Certain Beneficial Owners and Management” for information regarding the participants.

Except as set forth in this Proxy Statement (including the Appendices hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant and no associate or “Immediate Family Member” (as defined in Item 22 of Schedule 14A under the Exchange Act (“Item 22”)) of any participant, is a record owner or direct or indirect beneficial owner of any securities of the Company, any parent or subsidiary of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years, nor from either entity’s “Parents” or “Subsidiaries” (as defined in Item 22); (v) no Participant has any “family relationship” for the purposes of Item 22 whereby a family member is an “Officer” (as defined in Item 22 ), director (or person nominated to become an Officer or director), employee, partner, or copartner of the Companyor any of its Subsidiaries; (vi) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vii) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (viii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (ix) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (x) during the last five years, no participant has had any arrangement or understanding with any other person pursuant to which he or it has undertaken this solicitation; (xi) no participant and no Immediate Family Member of any participant in this solicitation or any of his or its associates was a party to, or had a direct or indirect material relationship in, any transaction or series of similar transactions since the beginning of the Company’s last two completed fiscal years, or is a party to any currently proposed transaction, or series of similar transactions in which the amount involved exceeds $120,000 and for which any of the following was or is a party: the Company or any of its subsidiaries; (xii) during the last five years, no participant and no Immediate Family Member of any participant has had a position or office with the Company; (xiii) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xiv) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on pursuant to the Consent Solicitation; (xv) there are no material pending legal proceedings to which any participant or any of his or its associates is a party adverse to the Company or any affiliated person of the Company, nor does any participant have a material interest in such proceedings that is adverse to the Company or any affiliated person of the Company; and (xvi) no participant has withheld information that is required to be disclosed under the following Items under Regulation S-K under the Exchange Act: Item 401(f) with respect to involvement in certain legal proceedings; Item 401(g) with respect to promoters and control persons; and Item 405 with respect to beneficial ownership and required filings.

Related Party Transactions

Hartman vREIT XXI, Inc.

1.	Hartman Advisors LLC (“Advisor”), is a Texas limited liability company. The Company is the sole member of Advisor. Advisor is the sole member of Hartman vREIT XXI Advisor, LLC (“XXI Advisor”), which was the advisor for Hartman vREIT XXI, Inc. (“vREIT XXI”) through April 17, 2023. Hartman vREIT XXI, Inc. paid acquisition fees and asset management fees to the Advisor in connection with the acquisition of properties and management of the Company. Through April 17, 2023, Hartman vREIT XXI, Inc. paid property management and leasing commissions to Hartman Income REIT Management, Inc. (the “Property Manager”) in connection with the management and leasing of Hartman vREIT XXI, Inc.’s properties. Effective April 17, 2023, the Company is no longer providing management and advisory services to Hartman vREIT XXI, Inc. and its affiliates.

2.	During the fourth quarter of 2019, the Company borrowed under an unsecured promissory note payable to Hartman vREIT XXI, Inc., in the face amount of $10,000,000 with an interest rate of 10%. In addition to the balance due under this note, the Company received advances from Hartman vREIT XXI, Inc. totaling $7,168,000 which were outstanding as of December 31, 2022 and which were not covered by the unsecured promissory note. The Company made principal payments of $1,832,000 during the nine months ended September 30, 2023. This note payable had an outstanding balance of $15,336,000 and $17,168,000 as of September 30, 2023 and December 31, 2022, respectively, which is included in notes payable, net, in the accompanying consolidated balance sheets. Interest has been accrued on the loan amount at an annual rate of 10%. The Company recognized interest expense on the affiliate note in the amount of $386,000 and $439,000 for the three months ended September 30, 2023 and 2022, respectively. For the nine months ended September 30, 2023 and 2022, the Company recognized interest expense on the affiliate balance in the amount of $1,176,000 and $795,000, respectively which is included in interest expense in the accompanying consolidated statements of operations.

3.	On March 29, 2021, Hartman Income REIT Property Holdings, LLC (“HIRPH”), a wholly owned subsidiary of Hartman XX Limited Partnership, was added, by means of a joinder agreement, to a master credit facility agreement where Hartman vREIT XXI, Inc. is the guarantor. The Company’s Atrium II office property was added to the collateral security for the master credit facility agreement where the borrowing base of the facility increased by $1,625,000. On May 30, 2023, Hartman vREIT XXI, Inc. completed the refinance of the master credit facility where HIRPH was a borrower via the joinder agreement. The Atrium II property is no longer included in the master credit facility and is unencumbered as of the closing of the refinance. HIRPH is no longer a borrower nor is it jointly and severally liable with the other loan parties for repayment of the loan.

4.	Hartman vREIT XXI, Inc. owns, directly, 1,198,228 shares of the Company’s common stock, 60,178 units of the Company’s subsidiary, Hartman XX Limited Partnership, and a 2.47% ownership interest in the Company’s other subsidiary, Hartman SPE, LLC.

APPENDIX A

RECENT TRADING HISTORY OF PARTICIPANTS

IN THIS CONSENT REVOCATION SOLICITATION

The following is a list of all acquisitions and dispositions of the common stock of the Company which were made during the last two years by persons who may be deemed participants in this Consent Revocation Statement.

Name	Date	Acquired	Disposed	Price Per Share
Hartman Family Protection Trust	4/25/2023		2,070	*
Hartman Family Protection Trust	8/1/2023		1,600	*
Hartman Family Protection Trust	7/13/2023		91,430	*
Hartman Family Protection Trust	7/13/2023		91,430	*
Hartman Family Protection Trust	7/13/2023		441,359	*
Charlotte Hartman	7/13/2023	91,430		*
Victoria Hartman Massey	7/13/2023	91,430		*
Margaret Hartman	7/13/2023	441,359		*

*All of these transactions represent gifts of shares by the Hartman Family Protection Trust. The Hartman Family Protection Trust received no consideration for its dispositions, and none of Charlotte Hartman, Victoria Hartman Massey or Margaret Hartman paid any consideration for their acquisitions.

A-1

APPENDIX B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table is reprinted from the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 29, 2023.

The following table sets forth information as of the Record Date, regarding the beneficial ownership of the Company’s common stock by (1) each person known by to the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock, (2) each of the Company’s directors, (3) each of the Company’s Named Executive Officers, and (4) all of the Company’s directors and executive officers as a group. The percentage of beneficial ownership set forth in the table below is calculated based on 35,109,523 shares of common stock outstanding as of the Record Date. The address of each beneficial owner listed below is c/o Silver Star Properties REIT, Inc., 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Name (1)	Shares Beneficially Owned(1)	Percent of Common Stock
Allen R. Hartman(2)	5,241,860	14.93%
Jack I. Tompkins	71,274	0.20%
Gerald W. Haddock	4,472	0.01%
James S. Still	4,472	0.01%
David Wheeler	-	-%
Louis T. Fox, III	-	-%
Michael A. Racusin	-	-%
All Officers and Directors as a group	5,322,078	15.16%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Information based solely on Schedule 13D/A dated November 29, 2023 and filed on November 29, 2023 with the SEC by Allen R. Hartman and includes (i) 19,000 shares owned by Hartman XX Holdings, Inc., (ii) 1,198,228 shares owned by Hartman vREIT XXI, Inc., (iii) 3,420 shares owned by Mr. Hartman’s spouse, Lisa Hartman, (iv) 91,430 shares owned by Charlotte Hartman, (v) 91,430 shares owned by Victoria Hartman Massey, and (vi) 441,359 shares owned by Margaret Hartman. Mr. Hartman is the Executive Chairman and CEO of Hartman XX Holdings, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman XX Holdings, Inc. Mr. Hartman is the sole stockholder of Hartman vREIT XXI, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman vREIT XXI, Inc. Mr. Hartman has also included a beneficial interest in 1,442,257 units of Hartman XX Limited Partnership, a Texas limited partnership, the entity through which we conduct our operations.

B-1

CONSENT REVOCATION CARD — blue

IMPORTANT

WE STRONGLY RECOMMEND THAT YOU REJECT PROPOSAL #1 (DIRECTOR ELECTION PROPOSAL) AND PROPOSAL #3 (COMPENSATION PROPOSAL), WHICH THE HARTMAN GROUP BELIEVES ARE NOT IN THE BEST INTEREST OF THE COMPANY’S STOCKHOLDERS.

PLEASE REVOKE YOUR CONSENT TODAY.

Your vote is important. If you have questions or need assistance in voting your shares, please contact:

19 Old Kings Highway S. – Suite 130

Darien, CT 06820

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

CONSENT REVOCATION

SOLICITED BY THE HARTMAN GROUP

The undersigned, a record holder of shares of common stock, par value $0.001 per share, of Silver Star Properties REIT, Inc. (the “Company”), acting with respect to all shares of the Company’s common stock held by the undersigned, hereby acts as follows concerning the proposals of the Company set forth below.

THE HARTMAN GROUP URGES YOU TO MARK THE “YES, REVOKE MY CONSENT” BOXES TO PROPOSAL #1 (DIRECTOR ELECTION PROPOSAL) AND PROPOSAL #3 (COMPENSATION PROPOSAL).

UNLESS OTHERWISE INDICATED BELOW, THIS REVOCATION CARD REVOKES ALL PRIOR CONSENTS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH HEREIN.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING, DATING AND DELIVERING THIS REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED CONSENT TO ALL FOUR OF THE PROPOSALS SET FORTH HEREIN.

Please mark votes as in this example  ☒

PROPOSAL #1:	The election of the following directors to serve as the Board of Directors for the upcoming year nominated by the Board of Directors: Gerald Haddock, Executive Chairman; Jack Tompkins, Director; James Still, Director

☐  YES, REVOKE MY CONSENT

☐  NO, DO NOT REVOKE MY CONSENT

INSTRUCTION: If you wish to revoke your consent to the election of certain of the persons named in Proposal #1, but not all of them, mark the “YES, REVOKE MY CONSENT” box above and write the names of each person you do wish to elect in the space provided here: ___________________________________________________

PROPOSAL 2:	Withdrawn.

PROPOSAL 3:	An advisory consent approving the compensation of the Company’s Named Executive Officers.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

PROPOSAL 4:	An advisory consent on the frequency of future advisory votes on the compensation of the Company’s Named Executive officers.

☐ YES, REVOKE MY CONSENT

☐ NO, DO NOT REVOKE MY CONSENT

THE UNDERSIGNED HEREBY AFFIRMS THAT THE SHARES REPRESENTED HEREBY WERE HELD OF RECORD ON NOVEMBER 16, 2023:

IN ORDER FOR YOUR CONSENT REVOCATION TO BE VALID, IT MUST BE DATED.

Dated:

Signature (Title, if any):

Signature (if held jointly):

Title or Authority:

Please sign in the same form as name appears hereon. Executors and fiduciaries should indicate their titles. If signed on behalf of a corporation, give the title of officer signing.

CONTROL NUMBER:

There are three ways you can revoke your consent:

Revoke by Internet. You may revoke your consent over the Internet by going to [               ] and entering your control number that appears in the consent revocation materials you receive by mail.

Revoke by Phone. You may revoke your consent by telephone by calling [               ] and following the recorded instructions (if you revoke your consent by telephone, you will also need your control number).

Revoke by Mail. You may revoke your consent by filling out this consent revocation by mail and sending it back in the envelope provided.

Remember, only your latest-dated card counts, so if you have already submitted to the Company a white consent card, we urge you to revoke that consent using a method described above immediately. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS IMPORTANT.